UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 15, 2010

FACT CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	000-17232	84-0888594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5614E Burbank Road S.E., Calgary, Alberta, Canada	T2H 1Z4
(Address of principal executive offices)	(Zip Code)

(403) 693-8002
Registrant’s telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers; Compensatory Arrangements of Certain Officers

Departure of Principal Officer:

Ms. Jacqueline Danforth, Chief Financial Officer
On October 15, 2010, Jacqueline Danforth tendered her resignation as Chief Financial Officer of the Company.  She will continue to serve as a director, President and Chief Executive Officer of the Company.

Election of Principal Officer:

Ms. Jacqueline Tucker, age 54, Chief Financial Officer
Ms. Tucker was appointed Chief Financial Officer of the Company on October 15, 2010.  Ms. Tucker has been the president and sole employee of JM Tucker Inc. Chartered Accountants since 1995.  She is a member of the Alberta, Ontario and British Columbia Institute of Chartered Accountants. Ms. Tucker was elected a fellow of the British Columbia Institute of Chartered Accountants and has served on the Audit Assurance Standards Board of Canada. Ms. Tucker has thirty years of public practice experience as an auditor and advisor to public companies.  Ms. Tucker holds a Bachelor of Arts degree from the University of Western Ontario, having graduated in 1976.

Ms. Tucker sits on the board of directors of Daytona Energy Corporation, a company listed on the Toronto Venture Stock Exchange (“TSX-V”) and serves as their Chief Financial Officer.  She also serves as Chief Financial Officer for Canaco Resources Inc. and True North Gems Inc., both companies listed on the TSX-V.

FACT Corporation

Dated: October 18, 2010	By:	/s/ Jacqueline Danforth
Jacqueline Danforth
`	Chief Executive Officer